Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch Investor Relations 716-857-6987
Release Date:	Immediate August 7, 2008
Ronald J. Tanski Treasurer 716-857-6981
NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced earnings for the third quarter of its 2008 fiscal year and for the nine months ended June 30, 2008.
HIGHLIGHTS
•	Earnings of $59.9 million, or $0.72 per share, for the third quarter were up 28% from the prior year, an increase of $13.1 million, or $0.17 per share. Increased earnings in the Exploration and Production segment provided the majority of the increase. Higher average commodity prices realized and increased natural gas production were the main drivers of the higher earnings.
•	Quarterly operating results before items impacting comparability increased 71% to $0.72 per share, an increase of $0.30 per share from the prior year’s third quarter. Operating results increased in the Exploration and Production, Pipeline and Storage, and Utility segments from the prior year’s third quarter.
•	The Company is increasing its GAAP earnings guidance for fiscal 2008 earnings to a range of $3.10 to $3.20 per share. It had previously been in the range of $2.90 to $3.00 per share.
•	The Company is providing preliminary GAAP guidance for fiscal 2009 in the range of $3.20 to $3.40 per share. This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 billion cubic feet equivalent (“Bcfe”) and is based on an assumed average NYMEX price, exclusive of basis differential, of $9.50 per Million British Thermal Units (“MMBtu”) for natural gas and $115 per barrel (“Bbl”) for crude oil. This preliminary guidance for fiscal 2009 does not take into account any impacts resulting from the possible sale of certain landfill gas related assets.
•	A conference call is scheduled for Friday, August 8, 2008, at 11:00 a.m. Eastern Time.
MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “This was another outstanding quarter for the Company. Our GAAP earnings of $0.72 per share set a record for earnings in the third quarter, as did operating results, which increased
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71 percent quarter over quarter. Much of this growth is due to higher average commodity prices realized in our Exploration and Production segment and higher natural gas production in the Gulf of Mexico and Appalachia. Our Pipeline and Storage and Utility segments also posted strong results for the quarter.”
     “We are pleased to report continued progress toward achieving a completion date of November 2008 for the Empire Connector Pipeline. Of course, our target in-service date is contingent on the downstream Millennium Pipeline being ready to accept deliveries. Our operating staff will be coordinating our commencement of deliveries with the operators of Millennium. It is our intent to continue to grow this important segment of our regulated business to enhance the stable and consistent base of earnings that these assets provide.”
     Smith continued: “We will continue to aggressively pursue long-lived reserve opportunities on our Appalachian mineral acreage. Based on the success of our Upper Devonian drilling program in Appalachia, and the Marcellus shale potential across a portion of this acreage, we have increased our capital budget for fiscal 2009 in Appalachia to a range of $110 to $150 million, a significant increase from the 2008 budget of approximately $71 million.”
     “While we are excited about our long-term growth opportunities in our Pipeline and Storage and Exploration and Production segments, we remain concerned about the immediate impact high energy costs are having on our Utility customers. While the price of natural gas is set by the market, and therefore is principally determined by the forces of supply and demand, we are working hard to help our Utility customers prepare for the coming heating season by encouraging them to take steps now to become as energy efficient as possible and to be aware of the array of programs and services we offer to help them manage their bills.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended June 30, 2008 of $59.9 million, an increase of $13.1 million, or $0.17 per share, from the prior year’s third quarter of $46.8 million, or $0.55 per share (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and operating results discussions are after tax unless otherwise noted).
     Consolidated earnings for the nine months ended June 30, 2008, of $225.5 million, or $2.65 per share, increased $45.7 million, or $0.54 per share, from the same period in the prior year, where earnings were $179.8 million, or $2.11 per share.
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	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
(in thousands except per share amounts)
Reported GAAP earnings	$59,855	$46,798	$225,463	$179,765
Items impacting comparability[1]:
Gain on sale of turbine			(586)
Reversal of reserve for preliminary project costs		(4,787)		(4,787)
Income from discontinued operations		(5,586)		(12,385)
Resolution of purchased gas contingency				(2,344)
Discontinuation of hedge accounting				(1,888)

Operating results	$59,855	$36,425	$224,877	$158,361

Reported GAAP earnings per share	$0.72	$0.55	$2.65	$2.11
Items impacting comparability[1]:
Gain on sale of turbine			(0.01)
Reversal of reserve for preliminary project costs		(0.06)		(0.06)
Income from discontinued operations		(0.07)		(0.15)
Resolution of purchased gas contingency				(0.03)
Discontinuation of hedge accounting				(0.02)

Earnings excluding these items	$0.72	$0.42	$2.64	$1.85

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the quarter and nine months ended June 30, 2008, to the comparable periods in fiscal 2007. Excluding these items, most of which occurred in fiscal 2007, operating results for the current third quarter of $59.9 million, or $0.72 per share, increased $23.4 million, or $0.30 per share. Excluding these items for the nine month period ended June 30, 2008, operating results of $224.9 million, or $2.64 per share, increased $66.5 million, or $0.79 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico. Seneca previously had Canadian Exploration and Production operations, which it sold on August 31, 2007. As a
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result of that sale, the Company has presented the Canadian operations as discontinued operations.
     The Exploration and Production segment’s earnings in the third quarter of fiscal 2008 of $39.8 million, or $0.48 per share, increased $15.4 million, or $0.19 per share, when compared with the prior year’s third quarter. Excluding earnings from discontinued operations discussed below, operating results in the Exploration and Production segment increased $20.9 million, or $0.26 per share, for the third quarter of fiscal 2008. The increase was primarily due to higher crude oil and natural gas prices realized after hedging and higher natural gas production. For the quarter ended June 30, 2008, the weighted average oil price received by Seneca (after hedging) was $89.55 per Bbl, an increase of $36.01 per Bbl, or 67.3 percent, from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2008, was $9.73 per thousand cubic feet (“Mcf”), an increase of $2.19 per Mcf, or 29.0 percent. Lower interest expense during the quarter also contributed to the growth in operating results.
     Overall production for the quarter was 10.3 Bcfe, an increase of 0.9 Bcfe compared to the prior year’s quarter. A 26.4 percent increase in natural gas production more than offset a drop in crude oil production. The increase in natural gas production occurred in the Gulf of Mexico where production increased 0.7 billion cubic feet (“Bcf”) or 30.3 percent mainly due to the production from the High Island 24L field that came on production in October 2007. Production in the Appalachian region was up 0.5 Bcf, or 41.6 percent, over the prior year’s quarter. The decrease in crude oil volumes occurred mostly in the Gulf Division and was attributable to the natural production decline of Seneca’s properties.
     Other items impacting operating results for the quarter were higher depletion expense, lease operating expenses (“LOE”), state income taxes and general and administrative expenses. The increase in depletion expense was caused by higher production and a $0.29 increase in the per unit depletion rate, which was mainly due to the reduction in proved reserves in California, primarily in the Midway Sunset field, at the end of fiscal 2007. That reduction resulted from an audit by Netherland, Sewell & Associates which determined that reduced performance from certain wells in the field supported a reduction in proved reserves. The increase in LOE is due to the High Island 24L field that began production in October 2007, higher steaming costs in California and an increase in costs associated with a higher number of producing properties in Appalachia.
     The Exploration and Production segment’s earnings of $108.4 million, or $1.28 per share, for the nine months ended June 30, 2008, increased $43.4 million, or $0.52 per share, when compared with the nine months ended June 30, 2007. Excluding earnings from discontinued operations, operating results for the nine months ended June 30, 2008, increased $55.8 million, or $0.67 per share, from the prior year. The increase was primarily due to higher crude oil and natural gas prices realized after hedging and was also significantly impacted by higher natural gas production. For the nine months ended June 30, 2008, the weighted average oil price received by Seneca (after hedging) was $79.97 per Bbl, an increase of $31.58 per Bbl, or 65.3 percent, from the prior year’s nine month period. The weighted average natural gas price received by Seneca (after hedging) for the nine months ended June 30, 2008, was $8.95 per Mcf, an increase of $1.66 per Mcf, or 22.8 percent. Overall production for the nine months ended June 30, 2008, was 31.3 Bcfe, an increase of 2.0 Bcfe, compared to the prior year’s nine month period.
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An increase in natural gas production of 17.6 percent more than offset a 4.0 percent decline in crude oil production. Higher interest income and lower interest expense during the current nine month period also contributed to the increase in operating results.
     Other items impacting operating results for the nine months ended June 30, 2008, were higher depletion expense, LOE, general and administrative expenses, state income taxes and mark-to-market adjustments to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production. The increase in depletion expense is due to higher production and a higher per unit rate as discussed above. Similar to the quarterly results described above, the increase in LOE is due to the High Island 24L field that began production in October 2007, higher steaming costs in California, and an increase in costs associated with a higher number of producing properties in Appalachia.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $12.5 million, or $0.15 per share, for the quarter ended June 30, 2008, decreased $2.9 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The comparability of the quarterly results is impacted by the reversal in the prior year’s third quarter of a $4.8 million reserve for preliminary project costs on the Empire Connector project. Empire recorded a reserve against project development costs until such time that it was probable that the project would be built and placed in service. Excluding this item, operating results for the Pipeline and Storage segment increased $1.9 million or $0.03 per share. Higher efficiency gas revenue due to both higher natural gas prices and higher retained volumes compared to the prior year’s quarter was the primary reason for the increase. An increase in the allowance for funds used during construction (“AFUDC”) resulting from the construction of the Empire Connector and lower income taxes, partially offset by higher interest expense, also contributed to the increase in operating results for the quarter.
     The Pipeline and Storage segment’s earnings of $40.9 million, or $0.48 per share, for the nine months ended June 30, 2008, decreased $2.1 million, or $0.03 per share, when compared with the nine months ended June 30, 2007. The comparability of the results for the nine months ended June 30, 2008, is impacted by the reversal in the prior year of a $4.8 million reserve for preliminary project costs on the Empire Connector project discussed above, and a $1.9 million gain associated with the prepayment in the first quarter of 2007 of the project financing debt for the Empire State Pipeline. Excluding these items, operating results increased $4.5 million for the nine months ended June 30, 2008, mainly due to higher transportation and storage revenues and higher efficiency gas revenues. Higher AFUDC also contributed to the increase in operating results. Higher operating expenses and interest expense during the nine month period partially offset those items.
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Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $7.8 million, or $0.09 per share for the quarter ended June 30, 2008, increased $4.1 million, or $0.05 per share when compared with the prior year’s third quarter; however, the results are not directly comparable to the prior year’s third quarter due to a rate design change in the New York Division discussed below.
     In the New York Division, earnings increased $4.4 million or $0.05 per share. On December 21, 2007, the New York Public Service Commission issued an order allowing Distribution to increase annual revenues by $1.8 million. In addition to the revenue increase, the order approved a rate design change, which allows Distribution to recover a greater amount of its operating costs in the minimum bill amount. This results in shifting more than $4.3 million of earnings from the second quarter of fiscal 2008 and spreading it to the third and fourth quarters of the fiscal year. As a result of this change, earnings for the third quarter of fiscal 2008 increased from the third quarter of fiscal 2007. Also contributing to the increase in earnings was a regulatory adjustment in the third quarter of fiscal 2007 that did not recur in 2008, a lower effective tax rate and lower operating expenses mostly related to postretirement benefits. Partially offsetting this increase was a decrease in customer usage per account. In the Pennsylvania Division, earnings decreased $0.3 million. A decrease in customer usage per account was partially offset by lower operating expense compared to the prior year’s third quarter.
     The Utility segment’s earnings of $62.2 million, or $0.73 per share, for the nine months ended June 30, 2008, increased $7.9 million, or $0.09 per share, compared to the nine months ended June 30, 2007. Earnings in Distribution’s New York Division for the nine months ended June 30, 2008, of $41.2 million increased $5.2 million, or $0.06 per share, compared to the prior year. The increase is mainly due to lower postretirement benefits and bad debt expenses, lower property and other taxes, and the positive impact of certain routine regulatory adjustments. The impact of these items more than offset the impact on earnings of the rate design change included in the rate order discussed above.
     For the nine months ended June 30, 2008, earnings in Distribution’s Pennsylvania Division of $21.0 million, or $0.25 per share, increased $2.7 million, or $0.03 per share, compared to the prior year. Earnings increased primarily due to an increase in base rates, higher usage per customer and a decrease in bad debt expense. On January 1, 2007, Distribution implemented a Settlement Agreement approved by the Pennsylvania Public Utility Commission that provided for a $14.3 million (before tax) annual base rate increase. Warmer weather during the nine months ended June 30, 2008 partially offset the increase in earnings.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
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     The Energy Marketing segment’s earnings for the quarter ended June 30, 2008, of $0.5 million, decreased $0.8 million, or $0.01 per share, compared to the third quarter of last year, primarily due to higher bad debt expense.
     Earnings for the nine months ended June 30, 2008, in the Energy Marketing segment of $7.1 million, or $0.08 per share, decreased $1.4 million, or $0.02 per share, from the prior period. The comparability of the results is impacted by a $2.3 million reversal of an accrual for purchased gas expense for which a contingency was resolved during the second quarter of fiscal 2007. Excluding this item, operating results for the nine months ended June 30, 2008, increased $1.0 million, or $0.01 per share, compared to the prior year, mainly due to increased sales throughput. NFR also benefited from the profitable sale of certain gas held as inventory and from the marketing flexibility that it derives from its contracts for significant storage capacity. Higher bad debt expense partially offset these items.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s loss for the quarter ended June 30, 2008, of $2.1 million, or $0.02 per share, increased $1.7 million, or $0.02 per share from the prior year’s third quarter loss of $0.4 million, or less than $0.01 per share. The increased loss is due to lower sales volumes resulting from a combination of reduced demand and wet weather that hampered harvesting.
     Earnings for the nine months ended June 30, 2008, of $2.2 million, decreased $0.8 million from the prior year’s earnings. Although overall sales volumes increased for the current nine month period, a decrease in high margin cherry veneer logs and cherry kiln dry lumber, combined with lower prices on most products, were the main reasons for the decrease in earnings.
Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include: Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled with natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended June 30, 2008, were $1.3 million, a $1.1 million decrease compared to the prior year’s third quarter earnings. Higher income from unconsolidated subsidiaries and lower income taxes were more than offset by higher interest expense and higher operating expenses mainly related to the proxy contest initiated by a shareholder.
     Earnings in the Corporate and All Other category for the nine months ended June 30, 2008, were $4.6 million, a decrease of $1.3 million when compared to the prior year’s earnings. The comparability of the nine month results is impacted by a $0.6 million gain on the sale of a gas-
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powered turbine the Company had previously planned to use in the development of a co-generation plant. Excluding this item, operating results decreased $1.9 million. Higher margins from the landfill gas operations, higher income from unconsolidated subsidiaries, lower interest expense and lower income taxes were more than offset by lower interest income and higher operating expenses mainly related to the proxy contest noted above.
Discontinued Operations
     On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of that sale, the Company has presented the Canadian operations as discontinued operations. Earnings in the third quarter of fiscal 2007 include earnings from discontinued operations of $5.6 million. There were no earnings from discontinued operations in the third quarter of fiscal 2008.
     Earnings for the nine months ended June 30, 2007, include earnings from discontinued operations of $12.4 million. There were no earnings from discontinued operations for the nine months ended June 30, 2008.
EARNINGS GUIDANCE
     The Company is increasing its GAAP earnings guidance for fiscal 2008 earnings to a range of $3.10 to $3.20 per share. Earnings guidance had previously been in the range of $2.90 to $3.00 per share.
     The Company is providing preliminary GAAP guidance for fiscal 2009 in the range of $3.20 to $3.40 per share. This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 Bcfe and is based on an assumed average NYMEX price, exclusive of basis differential, of $9.50 per MMBtu for natural gas and $115 per Bbl for crude oil. Further details regarding the production guidance are included on page 25 of this document. The Company is currently exploring a possible sale of certain landfill gas related assets. The preliminary guidance for fiscal 2009 does not take into account any earnings impacts resulting from such possible sale or sales. If a sale were to occur, certain earnings that have historically been included in operating results would be changed to a non-operating classification, as would any gain or loss on the sale.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, August 8, 2008, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-578-5788, and using the passcode “35482868.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “23769429.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 15, 2008.
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     National Fuel is an integrated energy company with $4.3 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Utility, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents, and downturns in economic activity including national or regional recessions; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including shortages, delays or unavailability of equipment and services required in drilling operations; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the market price of timber and the impact such changes might have on the types and quantity of timber harvested by the Company; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan
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and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Third quarter 2007 GAAP earnings	$24,435	$15,451	$3,705	$1,233	$(364)	$2,338	$46,798
Items impacting comparability:
Income from discontinued operations	(5,586)						(5,586)
Reversal of reserve for preliminary project costs		(4,787)					(4,787)

Third quarter 2007 operating results	18,849	10,664	3,705	1,233	(364)	2,338	36,425

Drivers of operating results
Higher (lower) crude oil prices	17,434						17,434
Higher (lower) natural gas prices	8,259						8,259
Higher (lower) natural gas production	5,963						5,963
Higher (lower) crude oil production	(1,757)						(1,757)
Lower (higher) lease operating expenses	(4,164)						(4,164)

Higher (lower) efficiency gas revenues		1,216					1,216
Lower (higher) operating costs	(1,500)	241	2,226	(785)		(755)	(573)
Lower (higher) depreciation / depletion	(3,093)				(237)		(3,330)
Lower (higher) property, franchise and other taxes			473				473

Base rate and minimum bill change in New York			1,702				1,702
Higher (lower) usage			(2,361)				(2,361)
Regulatory true-up adjustment			900				900

Income from unconsolidated subsidiaries						413	413

Higher (lower) margins				128	(1,690)		(1,562)

Higher (lower) AFUDC**		1,021					1,021
Higher (lower) interest income						156	156
Lower (higher) interest expense	2,106	(791)				(1,282)	33

Lower (higher) income tax expense / effective tax rate	(2,479)	477	950			377	(675)

All other / rounding	173	(294)	253	(98)	225	23	282

Third quarter 2008 operating results	39,791	12,534	7,848	478	(2,066)	1,270	59,855
Items impacting comparability	—	—	—	—	—	—	—

Third quarter 2008 GAAP earnings	$39,791	$12,534	$7,848	$478	$(2,066)	$1,270	$59,855

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Third quarter 2007 GAAP earnings	$0.29	$0.18	$0.04	$0.01	$—	$0.03	$0.55
Items impacting comparability:
Income from discontinued operations	(0.07)						(0.07)
Reversal of reserve for preliminary project costs		(0.06)					(0.06)

Third quarter 2007 operating results	0.22	0.12	0.04	0.01	—	0.03	0.42

Drivers of operating results
Higher (lower) crude oil prices	0.21						0.21
Higher (lower) natural gas prices	0.10						0.10
Higher (lower) natural gas production	0.07						0.07
Higher (lower) crude oil production	(0.02)						(0.02)
Lower (higher) lease operating expenses	(0.05)						(0.05)

Higher (lower) efficiency gas revenues		0.01					0.01
Lower (higher) operating costs	(0.02)	—	0.03	(0.01)		(0.01)	(0.01)
Lower (higher) depreciation / depletion	(0.04)				—		(0.04)
Lower (higher) property, franchise and other taxes			0.01				0.01

Base rate and minimum bill change in New York			0.02				0.02
Higher (lower) usage			(0.03)				(0.03)
Regulatory true-up adjustment			0.01				0.01

Income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) margins				—	(0.02)		(0.02)

Higher (lower) AFUDC**		0.01					0.01
Higher (lower) interest income						—	—
Lower (higher) interest expense	0.03	(0.01)				(0.02)	—

Lower (higher) income tax expense / effective tax rate	(0.03)	0.01	0.01			0.01	—

All other / rounding	0.01	0.01	—	—	—	—	0.02

Third quarter 2008 operating results	0.48	0.15	0.09	—	(0.02)	0.02	0.72
Items impacting comparability	—	—	—	—	—	—	—

Third quarter 2008 GAAP earnings	$0.48	$0.15	$0.09	$—	$(0.02)	$0.02	$0.72

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Nine months ended June 30, 2007 GAAP earnings	$64,958	$43,075	$54,322	$8,431	$3,053	$5,926	$179,765
Items impacting comparability:
Income from discontinued operations	(12,385)						(12,385)
Reversal of reserve for preliminary project costs		(4,787)					(4,787)
Resolution of a purchased gas contingency				(2,344)			(2,344)
Discontinuance of hedge accounting		(1,888)					(1,888)

Nine months ended June 30, 2007 operating results	52,573	36,400	54,322	6,087	3,053	5,926	158,361

Drivers of operating results
Higher (lower) crude oil prices	47,657						47,657
Higher (lower) natural gas prices	18,763						18,763
Higher (lower) natural gas production	12,319						12,319
Higher (lower) crude oil production	(3,089)						(3,089)
Derivative mark to market adjustment	(1,283)						(1,283)
Lower (higher) lease operating expenses	(9,035)						(9,035)

Higher (lower) transportation and storage revenues		2,527					2,527
Higher (lower) efficiency gas revenues		2,049					2,049
Lower (higher) operating costs	(3,764)	(908)	5,578	(1,019)		(4,500)	(4,613)
Lower (higher) depreciation / depletion	(8,950)		456		(603)		(9,097)
Lower (higher) property, franchise and other taxes			895				895

Warmer weather in Pennsylvania			(1,451)				(1,451)
Base rate and minimum bill change in New York			(3,121)				(3,121)
Base rate increase in Pennsylvania			2,572				2,572
Higher (lower) usage			1,277				1,277
Regulatory true-up adjustments			1,612				1,612

Income from unconsolidated subsidiaries						1,148	1,148

Higher (lower) margins				1,851	(127)	330	2,054

Higher (lower) AFUDC**		2,251					2,251
Higher (lower) interest income	1,631					(586)	1,045
Lower (higher) interest expense	4,497	(1,137)				736	4,096

Lower (higher) income tax expense / effective tax rate	(3,408)					770	(2,638)

All other / rounding	474	(251)	88	160	(109)	216	578

Nine months ended June 30, 2008 operating results	108,385	40,931	62,228	7,079	2,214	4,040	224,877
Items impacting comparability:
Gain on sale of turbine						586	586

Nine months ended June 30, 2008 GAAP earnings	$108,385	$40,931	$62,228	$7,079	$2,214	$4,626	$225,463

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated
Nine months ended June 30, 2007 GAAP earnings	$0.76	$0.51	$0.64	$0.10	$0.04	$0.06	$2.11
Items impacting comparability:
Income from discontinued operations	(0.15)						(0.15)
Reversal of reserve for preliminary project costs		(0.06)					(0.06)
Resolution of a purchased gas contingency				(0.03)			(0.03)
Discontinuance of hedge accounting		(0.02)					(0.02)

Nine months ended June 30, 2007 operating results	0.61	0.43	0.64	0.07	0.04	0.06	1.85

Drivers of operating results
Higher (lower) crude oil prices	0.56						0.56
Higher (lower) natural gas prices	0.22						0.22
Higher (lower) natural gas production	0.14						0.14
Higher (lower) crude oil production	(0.04)						(0.04)
Derivative mark to market adjustment	(0.01)						(0.01)
Lower (higher) lease operating expenses	(0.11)						(0.11)

Higher (lower) transportation and storage revenues		0.03					0.03
Higher (lower) efficiency gas revenues		0.02					0.02
Lower (higher) operating costs	(0.04)	(0.01)	0.07	(0.01)		(0.05)	(0.04)
Lower (higher) depreciation / depletion	(0.10)		0.01		(0.01)		(0.10)
Lower (higher) property, franchise and other taxes			0.01				0.01

Warmer weather in Pennsylvania			(0.02)				(0.02)
Base rate and minimum bill change in New York			(0.04)				(0.04)
Base rate increase in Pennsylvania			0.03				0.03
Higher (lower) usage			0.01				0.01
Regulatory true-up adjustments			0.02				0.02

Income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) margins				0.02	—	—	0.02

Higher (lower) AFUDC**		0.03					0.03
Higher (lower) interest income	0.02					(0.01)	0.01
Lower (higher) interest expense	0.05	(0.01)				0.01	0.05

Lower (higher) income tax expense / effective tax rate	(0.04)					0.01	(0.03)

All other / rounding	0.02	(0.01)	—	—	—	0.01	0.02

Nine months ended June 30, 2008 operating results	1.28	0.48	0.73	0.08	0.03	0.04	2.64
Items impacting comparability:
Gain on sale of turbine						0.01	0.01

Nine months ended June 30, 2008 GAAP earnings	$1.28	$0.48	$0.73	$0.08	$0.03	$0.05	$2.65

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2008	2007	2008	2007
Operating Revenues	$548,382	$448,779	$2,002,503	$1,737,537

Operating Expenses:
Purchased Gas	272,893	219,075	1,082,340	938,918
Operation and Maintenance	102,602	90,390	325,642	305,502
Property, Franchise and Other Taxes	19,135	17,622	58,206	54,562
Depreciation, Depletion and Amortization	42,804	37,759	129,337	115,561

	437,434	364,846	1,595,525	1,414,543

Operating Income	110,948	83,933	406,978	322,994

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,561	926	4,866	3,099
Interest Income	3,086	1,377	8,356	3,098
Other Income	1,649	787	4,982	4,028
Interest Expense on Long-Term Debt	(19,468)	(18,226)	(52,045)	(52,158)
Other Interest Expense	(1,199)	(1,512)	(4,209)	(4,877)

Income from Continuing Operations Before Income Taxes	96,577	67,285	368,928	276,184

Income Tax Expense	36,722	26,073	143,465	108,804

Income from Continuing Operations	59,855	41,212	225,463	167,380

Income from Discontinued Operations, Net of Tax	—	5,586	—	12,385

Net Income Available for Common Stock	$59,855	$46,798	$225,463	$179,765

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.74	$0.49	$2.72	$2.02
Income from Discontinued Operations	—	0.07	—	0.15

Net Income Available for Common Stock	$0.74	$0.56	$2.72	$2.17

Diluted:
Income from Continuing Operations	$0.72	$0.48	$2.65	$1.96
Income from Discontinued Operations	—	0.07	—	0.15

Net Income Available for Common Stock	$0.72	$0.55	$2.65	$2.11

Weighted Average Common Shares:
Used in Basic Calculation	81,342,788	83,483,718	82,789,748	83,018,583

Used in Diluted Calculation	83,712,193	85,668,055	85,000,381	85,192,777

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2008	2007

ASSETS
Property, Plant and Equipment	$4,730,708	$4,461,586
Less — Accumulated Depreciation, Depletion and Amortization	1,686,616	1,583,181

Net Property, Plant and Equipment	3,044,092	2,878,405

Current Assets:
Cash and Temporary Cash Investments	259,198	124,806
Cash Held in Escrow	—	61,964
Hedging Collateral Deposits	30,778	4,066
Receivables — Net	302,522	172,380
Unbilled Utility Revenue	19,580	20,682
Gas Stored Underground	53,735	66,195
Materials and Supplies — at average cost	33,310	35,669
Unrecovered Purchased Gas Costs	5,680	14,769
Other Current Assets	31,767	45,057
Deferred Income Taxes	84,297	8,550

Total Current Assets	820,867	554,138

Other Assets:
Recoverable Future Taxes	83,453	83,954
Unamortized Debt Expense	14,501	12,070
Other Regulatory Assets	129,640	137,577
Deferred Charges	5,235	5,545
Other Investments	82,474	85,902
Investments in Unconsolidated Subsidiaries	16,916	18,256
Goodwill	5,476	5,476
Intangible Assets	26,839	28,836
Prepaid Pension and Post-Retirement Benefit Costs	56,926	61,006
Fair Value of Derivative Financial Instruments	—	9,188
Other	7,442	8,059

Total Other Assets	428,902	455,869

Total Assets	$4,293,861	$3,888,412

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 81,473,550 Shares and 83,461,308 Shares, Respectively	$81,474	$83,461
Paid in Capital	583,693	569,085
Earnings Reinvested in the Business	1,024,377	983,776

Total Common Shareholder Equity Before Items of Other Comprehensive Loss	1,689,544	1,636,322
Accumulated Other Comprehensive Loss	(105,872)	(6,203)

Total Comprehensive Shareholders’ Equity	1,583,672	1,630,119
Long-Term Debt, Net of Current Portion	999,000	799,000

Total Capitalization	2,582,672	2,429,119

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	100,000	200,024
Accounts Payable	162,838	109,757
Amounts Payable to Customers	12,864	10,409
Dividends Payable	26,479	25,873
Interest Payable on Long-Term Debt	15,774	18,158
Customer Advances	—	22,863
Other Accruals and Current Liabilities	136,458	36,062
Fair Value of Derivative Financial Instruments	180,255	16,200

Total Current and Accrued Liabilities	634,668	439,346

Deferred Credits:
Deferred Income Taxes	605,818	575,356
Taxes Refundable to Customers	14,037	14,026
Unamortized Investment Tax Credit	4,866	5,392
Cost of Removal Regulatory Liability	101,251	91,226
Other Regulatory Liabilities	95,846	76,659
Post-Retirement Liabilities	60,152	70,555
Asset Retirement Obligations	74,653	75,939
Other Deferred Credits	119,898	110,794

Total Deferred Credits	1,076,521	1,019,947

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,293,861	$3,888,412

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	June 30,
(Thousands of Dollars)	2008	2007

Operating Activities:
Net Income Available for Common Stock	$225,463	$179,765
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	129,337	125,986
Deferred Income Taxes	27,603	27,107
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	1,340	(1,486)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(16,275)	(13,689)
Other	(1,120)	4,722
Change in:
Hedging Collateral Deposits	(26,712)	16,276
Receivables and Unbilled Utility Revenue	(129,102)	(43,733)
Gas Stored Underground and Materials and Supplies	14,819	34,725
Unrecovered Purchased Gas Costs	9,089	12,970
Prepayments and Other Current Assets	17,370	30,685
Accounts Payable	53,081	(12,560)
Amounts Payable to Customers	2,455	(4,738)
Customer Advances	(22,863)	(29,417)
Other Accruals and Current Liabilities	94,031	77,842
Other Assets	19,178	918
Other Liabilities	17,373	(821)

Net Cash Provided by Operating Activities	$415,067	$404,552

Investing Activities:
Capital Expenditures	($264,728)	($206,509)
Investment in Partnership	—	(3,300)
Cash Held in Escrow	58,397	—
Net Proceeds from Sale of Oil and Gas Producing Properties	5,675	5,137
Other	(3,414)	(1,072)

Net Cash Used in Investing Activities	($204,070)	($205,744)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$16,275	$13,689
Shares Repurchased under Repurchase Plan	(129,592)	(43,344)
Net Proceeds from Issuance of Long-Term Debt	296,655	—
Reduction of Long-Term Debt	(200,024)	(119,550)
Dividends Paid on Common Stock	(77,204)	(74,748)
Proceeds From Issuance of Common Stock	17,285	16,819

Net Cash Used In Financing Activities	($76,605)	($207,134)

Effect of Exchange Rates on Cash	—	1,245

Net Increase (Decrease) in Cash and Temporary Cash Investments	134,392	(7,081)
Cash and Temporary Cash Investments at Beginning of Period	124,806	69,611

Cash and Temporary Cash Investments at June 30	$259,198	$62,530

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2008	2007	Variance	2008	2007	Variance

Operating Revenues	$126,154	$80,028	$46,126	$348,829	$233,708	$115,121

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	5,924	4,999	925	18,676	13,703	4,973
Lease Operating Expense	14,964	10,788	4,176	41,112	32,332	8,780
All Other Operation and Maintenance Expense	3,708	2,326	1,382	7,727	6,908	819
Property, Franchise and Other Taxes (Lease Operating Expense)	3,518	1,288	2,230	8,394	3,274	5,120
Depreciation, Depletion and Amortization	23,249	18,491	4,758	70,098	56,330	13,768

	51,363	37,892	13,471	146,007	112,547	33,460

Operating Income	74,791	42,136	32,655	202,822	121,161	81,661

Other Income (Expense):
Interest Income	2,247	2,111	136	9,280	6,771	2,509
Other Income	—	—	—	18	—	18
Interest Expense on Long-Term Debt	—	(1,188)	1,188	—	(1,188)	1,188
Other Interest Expense	(10,457)	(12,510)	2,053	(32,675)	(38,406)	5,731

Income from Continuing Operations Before Income Taxes	66,581	30,549	36,032	179,445	88,338	91,107
Income Tax Expense	26,790	11,700	15,090	71,060	35,765	35,295

Income from Continuing Operations	39,791	18,849	20,942	108,385	52,573	55,812

Income from Discontinued Operations, Net of Tax	—	5,586	(5,586)	—	12,385	(12,385)

Net Income	$39,791	$24,435	$15,356	$108,385	$64,958	$43,427

Income from Continuing Operations Per Share (Diluted)	$0.48	$0.22	$0.26	$1.28	$0.61	$0.67
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	0.07	(0.07)	—	0.15	(0.15)

Net Income Per Share (Diluted)	$0.48	$0.29	$0.19	$1.28	$0.76	$0.52

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2008	2007	Variance	2008	2007	Variance

Revenues from External Customers	$32,054	$30,128	$1,926	$101,871	$94,889	$6,982
Intersegment Revenues	20,131	20,332	(201)	61,340	61,585	(245)

Total Operating Revenues	52,185	50,460	1,725	163,211	156,474	6,737

Operating Expenses:
Purchased Gas	(4)	—	(4)	(13)	(11)	(2)
Operation and Maintenance	16,462	9,471	6,991	50,877	42,118	8,759
Property, Franchise and Other Taxes	4,007	4,182	(175)	12,539	12,795	(256)
Depreciation, Depletion and Amortization	8,344	7,995	349	24,629	24,851	(222)

	28,809	21,648	7,161	88,032	79,753	8,279

Operating Income	23,376	28,812	(5,436)	75,179	76,721	(1,542)

Other Income (Expense):
Interest Income	562	100	462	726	224	502
Other Income	1,124	154	970	2,545	418	2,127
Interest Expense on Long-Term Debt	—	(21)	21	(31)	1,807	(1,838)
Other Interest Expense	(4,350)	(3,112)	(1,238)	(9,938)	(8,140)	(1,798)

Income Before Income Taxes	20,712	25,933	(5,221)	68,481	71,030	(2,549)
Income Tax Expense	8,178	10,482	(2,304)	27,550	27,955	(405)

Net Income	$12,534	$15,451	$(2,917)	$40,931	$43,075	$(2,144)

Net Income Per Share (Diluted)	$0.15	$0.18	$(0.03)	$0.48	$0.51	$(0.03)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2008	2007	Variance	2008	2007	Variance

Revenues from External Customers	$217,339	$210,604	$6,735	$1,067,194	$1,000,860	$66,334
Intersegment Revenues	3,154	2,586	568	13,567	12,556	1,011

Total Operating Revenues	220,493	213,190	7,303	1,080,761	1,013,416	67,345

Operating Expenses:
Purchased Gas	137,949	131,469	6,480	735,259	670,694	64,565
Operation and Maintenance	44,202	47,231	(3,029)	157,980	165,446	(7,466)
Property, Franchise and Other Taxes	11,120	11,688	(568)	35,750	36,986	(1,236)
Depreciation, Depletion and Amortization	9,625	10,053	(428)	29,452	30,153	(701)

	202,896	200,441	2,455	958,441	903,279	55,162

Operating Income	17,597	12,749	4,848	122,320	110,137	12,183

Other Income (Expense):
Interest Income	326	100	226	688	562	126
Other Income	279	273	6	883	926	(43)
Other Interest Expense	(6,865)	(6,697)	(168)	(21,770)	(21,343)	(427)

Income Before Income Taxes	11,337	6,425	4,912	102,121	90,282	11,839
Income Tax Expense	3,489	2,720	769	39,893	35,960	3,933

Net Income	$7,848	$3,705	$4,143	$62,228	$54,322	$7,906

Net Income Per Share (Diluted)	$0.09	$0.04	$0.05	$0.73	$0.64	$0.09

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2008	2007	Variance	2008	2007	Variance

Operating Revenues	$162,129	$113,380	$48,749	$440,111	$360,036	$80,075

Operating Expenses:
Purchased Gas	159,339	110,765	48,574	423,991	343,047	80,944
Operation and Maintenance	2,384	1,199	1,185	5,170	3,711	1,459
Property, Franchise and Other Taxes	9	11	(2)	32	46	(14)
Depreciation, Depletion and Amortization	10	9	1	32	23	9

	161,742	111,984	49,758	429,225	346,827	82,398

Operating Income	387	1,396	(1,009)	10,886	13,209	(2,323)

Other Income (Expense):
Interest Income	206	359	(153)	293	498	(205)
Other Income	73	273	(200)	206	590	(384)
Other Interest Expense	(6)	(2)	(4)	(133)	(253)	120

Income Before Income Taxes	660	2,026	(1,366)	11,252	14,044	(2,792)
Income Tax Expense	182	793	(611)	4,173	5,613	(1,440)

Net Income	$478	$1,233	$(755)	$7,079	$8,431	$(1,352)

Net Income Per Share (Diluted)	$—	$0.01	$(0.01)	$0.08	$0.10	$(0.02)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
TIMBER SEGMENT	2008	2007	Variance	2008	2007	Variance

Operating Revenues	$10,114	$13,131	$(3,017)	$40,438	$43,079	$(2,641)

Operating Expenses:
Operation and Maintenance	11,448	11,919	(471)	30,091	32,031	(1,940)
Property, Franchise and Other Taxes	393	363	30	1,220	1,183	37
Depreciation, Depletion and Amortization	1,208	843	365	4,021	3,093	928

	13,049	13,125	(76)	35,332	36,307	(975)

Operating Income (Loss)	(2,935)	6	(2,941)	5,106	6,772	(1,666)

Other Income (Expense):
Interest Income	233	310	(77)	812	923	(111)
Other Income	111	—	111	111	21	90
Other Interest Expense	(742)	(808)	66	(2,392)	(2,403)	11

Income (Loss) Before Income Taxes	(3,333)	(492)	(2,841)	3,637	5,313	(1,676)
Income Tax Expense (Benefit)	(1,267)	(128)	(1,139)	1,423	2,260	(837)

Net Income (Loss)	$(2,066)	$(364)	$(1,702)	$2,214	$3,053	$(839)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$—	$(0.02)	$0.03	$0.04	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ALL OTHER	2008	2007	Variance	2008	2007	Variance

Revenues from External Customers	$395	$1,308	$(913)	$3,564	$4,387	$(823)
Intersegment Revenues	4,439	2,253	2,186	10,251	6,540	3,711

Total Operating Revenues	4,834	3,561	1,273	13,815	10,927	2,888

Operating Expenses:
Purchased Gas	3,229	1,910	1,319	7,941	5,560	2,381
Operation and Maintenance	1,184	1,007	177	3,297	2,763	534
Property, Franchise and Other Taxes	17	22	(5)	57	69	(12)
Depreciation, Depletion and Amortization	195	196	(1)	588	589	(1)

	4,625	3,135	1,490	11,883	8,981	2,902

Operating Income	209	426	(217)	1,932	1,946	(14)
Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,561	926	635	4,866	3,099	1,767
Interest Income	65	4	61	108	11	97
Other Income	21	12	9	941	37	904
Other Interest Expense	(106)	(662)	556	(535)	(1,999)	1,464

Income Before Income Taxes	1,750	706	1,044	7,312	3,094	4,218
Income Tax Expense	644	248	396	2,175	1,183	992

Net Income	$1,106	$458	$648	$5,137	$1,911	$3,226

Net Income Per Share (Diluted)	$0.02	$0.01	$0.01	$0.06	$0.02	$0.04

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
CORPORATE	2008	2007	Variance	2008	2007	Variance

Revenues from External Customers	$197	$200	$(3)	$496	$578	$(82)
Intersegment Revenues	961	853	108	2,883	2,616	267

Total Operating Revenues	1,158	1,053	105	3,379	3,194	185

Operating Expenses:
Operation and Maintenance	3,391	2,405	986	13,915	9,415	4,500
Property, Franchise and Other Taxes	71	68	3	214	209	5
Depreciation, Depletion and Amortization	173	172	1	517	522	(5)

	3,635	2,645	990	14,646	10,146	4,500

Operating Loss	(2,477)	(1,592)	(885)	(11,267)	(6,952)	(4,315)

Other Income (Expense):
Interest Income	21,890	21,711	179	64,780	65,778	(998)
Other Income	41	75	(34)	278	2,036	(1,758)
Interest Expense on Long-Term Debt	(19,468)	(17,017)	(2,451)	(52,014)	(52,777)	763
Other Interest Expense	(1,116)	(1,039)	(77)	(5,097)	(4,002)	(1,095)

Income (Loss) Before Income Taxes	(1,130)	2,138	(3,268)	(3,320)	4,083	(7,403)
Income Tax Expense (Benefit)	(1,294)	258	(1,552)	(2,809)	68	(2,877)

Net Income (Loss)	$164	$1,880	$(1,716)	$(511)	$4,015	$(4,526)

Net Income (Loss) Per Share (Diluted)	$—	$0.02	$(0.02)	$(0.01)	$0.04	$(0.05)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2008	2007	Variance	2008	2007	Variance

Intersegment Revenues	$(28,685)	$(26,024)	$(2,661)	$(88,041)	$(83,297)	$(4,744)

Operating Expenses:
Purchased Gas	(27,620)	(25,069)	(2,551)	(84,838)	(80,372)	(4,466)
Operation and Maintenance	(1,065)	(955)	(110)	(3,203)	(2,925)	(278)

	(28,685)	(26,024)	(2,661)	(88,041)	(83,297)	(4,744)

Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest Income	(22,443)	(23,318)	875	(68,331)	(71,669)	3,338
Other Interest Expense	22,443	23,318	(875)	68,331	71,669	(3,338)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Capital Expenditures:
Exploration and Production	$75,681	$36,870	$38,811	$140,543	$112,789	$27,754
Pipeline and Storage (1)	49,094	16,255	32,839	106,204	26,408	79,796
Utility	14,939	14,387	552	38,836	39,945	(1,109)
Energy Marketing	6	41	(35)	21	57	(36)
Timber	31	1,056	(1,025)	1,174	2,263	(1,089)

Total Reportable Segments	139,751	68,609	71,142	286,778	181,462	105,316
All Other	77	3	74	129	87	42
Corporate	48	33	15	83	(538)	621
Eliminations	—	—	—	(2,407)	—	(2,407)

Total Expenditures from Continuing Operations	139,876	68,645	71,231	284,583	181,011	103,572
Discontinued Operations	—	5,551	(5,551)	—	25,498	(25,498)

Total Capital Expenditures	$139,876	$74,196	$65,680	$284,583	$206,509	$78,074

(1)	Amount for the quarter and nine months ended June 30, 2008 includes $19.9 million of accrued capital expenditures related to the Empire Connector project. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2008 since it represents a non-cash investing activity at that date.
     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2008	2007	Normal	Last Year
Three Months Ended June 30

Buffalo, NY	927	817	921	(11.9)	(11.3)
Erie, PA	885	762	900	(13.9)	(15.3)

Nine Months Ended June 30

Buffalo, NY	6,551	6,175	6,195	(5.7)	(0.3)
Erie, PA	6,142	5,737	5,930	(6.6)	(3.3)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	3,019	2,317	702	8,868	7,934	934
West Coast	1,007	1,019	(12)	3,010	2,883	127
Appalachia	1,793	1,266	527	5,538	3,998	1,540

Total Production from Continuing Operations	5,819	4,602	1,217	17,416	14,815	2,601
Canada — Discontinued Operations	—	1,639	(1,639)	—	5,216	(5,216)

Total Production	5,819	6,241	(422)	17,416	20,031	(2,615)

Average Prices (Per Mcf)
Gulf Coast	$12.17	$7.37	$4.80	$9.66	$6.74	$2.92
West Coast	10.61	7.20	3.41	8.43	6.76	1.67
Appalachia	11.53	8.59	2.94	9.25	7.71	1.54
Weighted Average for Continuing Operations	11.71	7.67	4.04	9.32	7.01	2.31
Weighted Average after Hedging for Continuing Operations	9.73	7.54	2.19	8.95	7.29	1.66
Canada — Discontinued Operations	N/M	6.82	N/M	N/M	6.34	N/M

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	124	165	(41)	409	540	(131)
West Coast	598	599	(1)	1,825	1,789	36
Appalachia	23	32	(9)	88	91	(3)

Total Production from Continuing Operations	745	796	(51)	2,322	2,420	(98)
Canada — Discontinued Operations	—	58	(58)	—	175	(175)

Total Production	745	854	(109)	2,322	2,595	(273)

Average Prices (Per Barrel)
Gulf Coast	$124.43	$65.17	$59.26	$103.46	$59.37	$44.09
West Coast	114.35	57.77	56.58	94.64	52.96	41.68
Appalachia	114.99	60.43	54.56	94.18	59.35	34.83
Weighted Average for Continuing Operations	116.05	59.41	56.64	96.17	54.63	41.54
Weighted Average after Hedging for Continuing Operations	89.55	53.54	36.01	79.97	48.39	31.58
Canada — Discontinued Operations	N/M	51.58	N/M	N/M	48.16	N/M

Total Production from Continuing Operations (Mmcfe)	10,289	9,378	911	31,348	29,335	2,013
Total Canadian Production (Mmcfe)	—	1,987	(1,987)	—	6,266	(6,266)

Total Production (Mmcfe)	10,289	11,365	(1,076)	31,348	35,601	(4,253)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.58	$0.53	$0.05	$0.60	$0.47	$0.13
Lease Operating Expense per Mcfe (1)	$1.80	$1.29	$0.51	$1.58	$1.21	$0.37
Depreciation, Depletion & Amortization per Mcfe (1)	$2.26	$1.97	$0.29	$2.24	$1.92	$0.32

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. Amounts exclude discontinued operations of Canada.

N/M =	Not meaningful

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Three Months of Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$65.72 / BBL
Gas	3.7 BCF	$8.50 / MCF
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	1.1 MMBBL	$80.89 / BBL
Gas	10.1 BCF	$9.49 / MCF
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$102.52 / BBL
Gas	3.0 BCF	$11.04 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.1 MMBBL	$125.25 / BBL
Gross Wells in Process of Drilling
Nine Months Ended June 30, 2008

				Total
	Gulf	West	East	Company

Wells in Process — Beginning of Period
Exploratory	2.00	0.00	21.00	23.00
Developmental	0.00	4.00	69.00	73.00
Wells Commenced
Exploratory	5.00	1.00	11.00	17.00
Developmental	1.00	51.00	136.00	188.00
Wells Completed
Exploratory	2.00	0.00	6.00	8.00
Developmental	0.00	49.00	136.00	185.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00	1.00
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	2.00	0.00	0.00	2.00
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	3.00	1.00	25.00	29.00
Developmental	1.00	5.00	69.00	75.00
Net Wells in Process of Drilling
Nine Months Ended June 30, 2008

				Total
	Gulf	West	East	Company

Wells in Process — Beginning of Period
Exploratory	1.30	0.00	20.00	21.30
Developmental	0.00	4.00	68.00	72.00
Wells Commenced
Exploratory	1.80	1.00	11.00	13.80
Developmental	0.30	51.00	135.00	186.30
Wells Completed
Exploratory	0.84	0.00	6.00	6.84
Developmental	0.00	49.00	135.00	184.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00	1.00
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	1.30	0.00	0.00	1.30
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	0.96	1.00	24.00	25.96
Developmental	0.30	5.00	68.00	73.30

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Fiscal 2009 Financial & Operating Guidance

Total Production (Bcfe)	38 - 44
Production by Division (Bcfe)

Gulf	11 - 15
East	9 - 10
West	18 - 19
Guidance Based on Crude Oil Average 2009 NYMEX Price ($/Bbl) (without hedges) of $115.00
Forecast price differentials

Gulf	-$2.00 to $1.00
East	-$5.00 to -$8.00
West	-$15.00 to -$20.00
Guidance Based on Natural Gas Average 2009 NYMEX Price ($/MMBtu) (without hedges) of $9.50
Forecast price differentials

Gulf	$0.00 to -$0.50
East	$0.00 to +$0.50
West	-$1.00 to -$1.50
Cost and Expenses $  per Mcfe

Lease Operating Expenses	$1.80 - $2.00
Depreciation, Depletion and Amortization	$2.35 - $2.50
Other Taxes (% of Revenue)	$0.35 - $0.45

Other Operating Expenses	$7M - $8M
General and Administrative	$27M - $29M

	Capital Investment by Division	Number of Wells to be Drilled

Gulf	$35M - $60M	3 - 6
East	$110M - $150M	300 - 360
West	$50M - $60M	70 - 80
Total	$195M - $270M

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Firm Transportation — Affiliated	16,697	19,817	(3,120)	96,849	100,563	(3,714)
Firm Transportation — Non-Affiliated	51,566	58,638	(7,072)	186,255	172,950	13,305
Interruptible Transportation	1,540	1,670	(130)	3,844	3,597	247

	69,803	80,125	(10,322)	286,948	277,110	9,838

Utility Throughput — (MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Retail Sales:
Residential Sales	8,618	10,679	(2,061)	53,881	56,729	(2,848)
Commercial Sales	1,334	1,836	(502)	9,197	10,132	(935)
Industrial Sales	77	113	(36)	524	628	(104)

	10,029	12,628	(2,599)	63,602	67,489	(3,887)
Off-System Sales	1,711	467	1,244	4,790	467	4,323
Transportation	12,086	12,981	(895)	55,966	53,556	2,410

	23,826	26,076	(2,250)	124,358	121,512	2,846

Energy Marketing Volumes

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Natural Gas (MMcf)	14,641	13,014	1,627	47,189	44,063	3,126

Timber Board Feet (Thousands)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Log Sales	1,527	1,724	(197)	7,140	6,458	682
Green Lumber Sales	2,273	2,709	(436)	7,496	6,619	877
Kiln-Dried Lumber Sales	3,436	4,001	(565)	10,536	10,953	(417)

	7,236	8,434	(1,198)	25,172	24,030	1,142

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2009 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2009 (Diluted earnings per share guidance*)		from prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease

Consolidated Earnings	$3.20 — $3.40	+ $0.08	- $0.08	+ $0.07	- $0.07

*	Please refer to forward looking statement footnote at page 9 of this document.

^	This sensitivity table is current as of August 7, 2008 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s preliminary earnings forecast. For its fiscal 2009 earnings forecast, the Company is utilizing flat commodity pricing, exclusive of basis differential, of $9.50 per MMBtu for natural gas and $115 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2008	2007
Quarter Ended June 30 (unaudited)

Operating Revenues	$548,382,000	$448,779,000

Income from Continuing Operations	$59,855,000	$41,212,000
Income from Discontinued Operations, Net of Tax	—	5,586,000

Net Income Available for Common Stock	$59,855,000	$46,798,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.74	$0.49
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.74	$0.56

Diluted:
Income from Continuing Operations	$0.72	$0.48
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$0.72	$0.55

Weighted Average Common Shares:
Used in Basic Calculation	81,342,788	83,483,718

Used in Diluted Calculation	83,712,193	85,668,055

Nine Months Ended June 30 (unaudited)

Operating Revenues	$2,002,503,000	$1,737,537,000

Income from Continuing Operations	$225,463,000	$167,380,000
Income from Discontinued Operations, Net of Tax	—	12,385,000

Net Income Available for Common Stock	$225,463,000	$179,765,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.72	$2.02
Income from Discontinued Operations	—	0.15

Net Income Available for Common Stock	$2.72	$2.17

Diluted:
Income from Continuing Operations	$2.65	$1.96
Income from Discontinued Operations	—	0.15

Net Income Available for Common Stock	$2.65	$2.11

Weighted Average Common Shares:
Used in Basic Calculation	82,789,748	83,018,583

Used in Diluted Calculation	85,000,381	85,192,777

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$2,304,533,000	$2,018,043,000

Income from Continuing Operations	$259,757,000	$195,965,000
Income (Loss) from Discontinued Operations, Net of Tax	123,395,000	(14,232,000)

Net Income Available for Common Stock	$383,152,000	$181,733,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.13	$2.36
Income (Loss) from Discontinued Operations	1.49	(0.17)

Net Income Available for Common Stock	$4.62	$2.19

Diluted:
Income from Continuing Operations	$3.05	$2.30
Income (Loss) from Discontinued Operations	1.45	(0.17)

Net Income Available for Common Stock	$4.50	$2.13

Weighted Average Common Shares:
Used in Basic Calculation	82,969,977	83,122,932

Used in Diluted Calculation	85,150,920	85,290,812